UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 27, 2007

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California                                                                                                            90064
                       (Address of principal executive offices)                                                                                                                                  (Zip Code)

Registrant’s telephone number, including area code:  (310) 481-8400

 N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed on Form 8-K filed with the Securities and Exchange Commission on February 8, 2007 (the “Initial 8-K”), the Executive Compensation Committee (the “Committee”) of the Board of Directors of Kilroy Realty Corporation (the “Company”) approved the 2007 annual bonus program, the 2007 annual long-term incentive program (the “LTI Program”), and the 2007 long-term targeted performance incentive program for executive management that allow for executive management to receive bonus compensation in the event certain specified corporate performance measures are achieved.

On December 27, 2007, the Committee approved and authorized the following payments under the LTI Program to executive management based on the Company’s achievement of the target performance criteria for the LTI Program (as more fully described in the Initial 8-K):  (i) $3,000,000 to the Chief Executive Officer; (ii) $1,500,000 to the Chief Operating Officer; and (iii) $1,000,000 to the Chief Financial Officer.  The awards were paid in restricted shares of the Company’s common stock on December 31, 2007 and will vest in equal annual installments over a two-year service period beginning on the first anniversary of the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION
Date: January 3, 2008
	By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President and Controller

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